EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase shares of

Common Stock

of

Theatre Direct NY, Inc.
a Delaware corporation

Issue Date:  December 15, 2010

1.           Definitions.  As used herein the following capitalized terms shall have the meanings indicated below.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Board of Directors” means the board of directors of the Corporation, including, if applicable, any duly authorized committee thereof.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Change of Control” means any transaction or series of related transactions, whether or not the Corporation is a party thereto, in which, after giving effect to such transaction or transactions, the outstanding Corporation Securities (on an as-converted or as-exercised basis) then representing in excess of fifty percent (50%) of the voting power or economic rights of the Corporation are owned directly by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than KBE and/or any of its Affiliates (including any wholly-owned subsidiary of KBE).

“Common Stock” means the Corporation’s authorized shares of common stock, par value $0.01 per share, and any stock into which such common stock may hereafter be converted, changed or reclassified.

“Common Stock Equivalents” means, without duplication, any security of the Corporation that is convertible into, exercisable or exchangeable for, or options, warrants or other rights to acquire, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Corporation” means Theatre Direct NY, Inc., a Delaware corporation and any of its successors.

“Corporation Securities” means the Common Stock and/or Common Stock Equivalents, as applicable.

“Conversion Event” shall mean (A) any direct or indirect, whether occurring in any transaction or a series of related transactions, (i) sale, lease, license, exchange or other disposition of an or substantially all of the assets of the Corporation and its subsidiaries taken as a whole (including securities of the Corporation’s directly or indirectly owned subsidiaries), or (ii) merger, consolidation, share purchase, share exchange, business combination or recapitalization, tender or exchange offer or other similar transaction involving the Corporation or any of its subsidiaries (other than solely among or between the Corporation and any of its subsidiaries), in which the Corporation is not the continuing or surviving entity, in which the stockholders of the Corporation immediately prior to such transaction or transactions do not hold at least 50% of the voting power of the continuing or surviving entity immediately after such transaction or transactions, or pursuant to which Corporation Securities would be converted to cash, securities or other property, (B) any public offering of the Common Stock or any other equity securities of the Corporation or any of its successors, (C) any Change of Control or (D) any liquidation, dissolution or winding up of the Corporation.

“Economic Affiliate” means any Person of which KBE and/or any stockholder of KBE owns or is the beneficiary of, directly or indirectly through one or more intermediaries, 50% or more of the economic interests, income, profits, distributions or other similar rights or payments, whether through ownership of equity interests, by contract or otherwise.  "Economic Affiliate" also means any Person which owes to KBE and/or any stockholder of KBE, directly or indirectly through one or more intermediaries, indebtedness in an amount (including any interest, premium or other payments) that represents more than 50% of the total enterprise value of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $0.01 per share of Common Stock.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Issue Date” means December 15, 2010.

“KBE” means Key Brand Entertainment, Inc.

“KBE Group” means KBE or any of its direct or indirect stockholders.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Preferred Stock” means any authorized class or series of capital stock of the Corporation which has any rights, privileges or preferences with respect to dividends or other distributions or upon liquidation or any deemed liquidation that are senior to the Common Stock.

“Preferred Stock Investment Amount” means the total cash consideration actually paid to the Corporation by any Person for the sale or issuance by the Corporation of any Preferred Stock to such Person.

“Purchase Agreement” means that certain Stock Purchase Agreement, dated as of December 22, 2009, as may be amended from time to time, between the Corporation and the Warrantholder, including all schedules and exhibits thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for the Shares and to own such Shares without the Warrantholder being in violation of any applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, or notifications to any Governmental Body, including the expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Warrant” means this Warrant as it may be amended, modified or replaced from time to time.

2.           Number of Shares; Exercise Price.  This certifies that, for value received, HOLLYWOOD MEDIA CORP. (together with its successors and assigns, the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation 5.25 shares of Common Stock (the “Shares”), at a purchase price per share equal to the Exercise Price.  The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.           Conversion Event; Exercise of Warrant.  This Warrant shall only be exercisable if a Conversion Event occurs and shall only be exercised in whole not in part. The Corporation shall notify the Warrantholder of any Conversion Event, as promptly as practicable and in any event at least ten (10) Business Days prior to the consummation of such Conversion Event, which notice shall contain the material terms and conditions of such Conversion Event and the confirmation of the Warrantholder’s rights under this Section 3.  The right to purchase the Shares represented by this Warrant shall be exercisable, in whole and not in part, by the Warrantholder in connection with and subject to the consummation or occurrence of any Conversion Event by (A) the surrender of this Warrant and delivery of the Notice of Exercise annexed hereto at the principal executive office of the Corporation located at 1619 Broadway, 9th Floor, New York, NY 10019 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder), and (B) payment of the Exercise Price for the Shares at the election of the Warrantholder by tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation.

4.            Issuance of Shares; Authorization; Listing.  If this Warrant has been duly exercised in accordance with the terms of this Warrant, certificates for Shares issuable upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons no later than three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant; provided, however, if the Shares are converted into cash, securities or other property pursuant to the Conversion Event resulting in the exercise hereof, then the Shares shall not be issued and this Warrant shall entitle the holder thereof to receive the cash, securities and/or other property payable for the Shares issuable upon exercise of this Warrant. The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Corporation hereby represents and warrants that the Shares issuable upon the exercise of this Warrant in accordance with the provisions of Section 3 when issued will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Shares issuable upon exercise of this Warrant.  The Corporation will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.  The Corporation will reasonably cooperate to take such other actions as are necessary to obtain any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares.

5.           Fractional Shares.  Fractional Shares may be issued upon any exercise of this Warrant.

6.           No Rights as Stockholders; Transfer Books.  Except as set forth herein, this Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof.  The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.           Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8.           Transfer/Assignment.  Prior to delivery of a notice of redemption under Section 11 (A) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.  For all purposes of this Warrant, if there is more than one Warrantholder at any time, all actions or approvals hereunder, including the exercise of the Warrant under Section 3 hereof or the election to put the Warrant under Section 11(B) hereof by Warrantholders, shall be made by a majority-in-interest of Warrantholders at such time (based on the number of Shares exercisable under all Warrants) and any such actions or approvals shall be binding on all Warrantholders.

9.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an, indemnity or security reasonably satisfactory to the Corporation (but without requiring the posting of any bond or letter or credit), or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

10.         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

11.         Redemption and Put of Warrant.

(A)        At any time after the first (1st) anniversary of the Issue Date, the Corporation may elect to redeem this Warrant (or the Shares issued upon exercise of this Warrant), in whole and not in part, in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares on or about the date of notice of redemption and (y) $1,000,000 (the “Redemption Price”) by delivering to the Warrantholder a notice of redemption, which when delivered shall be irrevocable by the Corporation and binding on the Corporation and the Warrantholder, stating the Corporation’s intent to redeem this Warrant and the effective date for such redemption (which shall not be more than ten (10) Business Days from the date of such notice).

(B)        At any time after the seventh (7th) anniversary of the Issue Date, the Warrantholder may elect to put this Warrant, in whole and not in part, to the Corporation in exchange for an amount equal to the greater of (x) the aggregate Fair Market Value of the Shares, and (y) $1,000,000 (the “Put Price”) by delivering to the Corporation a put notice, which when delivered shall be irrevocable by the Warrantholder and binding on the Warrantholder and the Corporation, stating the Warrantholder’s intent to put this Warrant back to the Corporation and the effective date of such put (which shall not be less than twenty (20) Business Days from the date of such notice).  Notwithstanding the foregoing, if the Corporation has delivered notice of a Conversion Event and such Conversion Event is consummated within thirty (30) days thereof, the Warrantholder may not exercise the put under this Section 11(B) until after such thirty (30) day period; provided that such restriction shall apply to only one such notice.

(C)        The Redemption Price or the Put Price, as applicable, shall be payable by the Corporation on the effective redemption or put date, as set forth in notices delivered pursuant to clauses (A) or (B) of Section 11, as applicable, by wire transfer of immediately available funds into an account designated by the Warrantholder.

(D)        For purposes of this Warrant, “Fair Market Value” means fair market value as mutually agreed by the Corporation and the Warrantholder; provided, however, that if such parties are unable to reach such agreement within a fifteen (15) Business Day period after one party delivers written notice to the other party that the notifying party desires to determine Fair Market Value for purposes of this Section 11, they shall promptly thereafter submit the matter to a mutually agreeable (acting reasonably and in good faith) nationally recognized appraisal firm with experience in such matters (the “Appraiser”) for a binding determination.  Upon selection of the Appraiser, the Corporation and the Warrantholder shall submit to the Appraiser each of their proposed determinations of fair market value and agree to execute a reasonable engagement letter with the Appraiser in connection therewith.  The Corporation and the Warrantholder shall cooperate with the Appraiser and promptly provide all documents and information requested by the Appraiser.  The Appraiser’s determination of fair market value shall not be less than the Corporation’s submitted determination of fair market value or more than the Warrantholder’s submitted determination of fair market value. The Appraiser shall deliver to the Corporation and the Warrantholder, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Appraiser), a report setting forth its calculation of fair market value, including the basis and explanation therefor.  Such report shall be final and binding upon the Corporation and the Warrantholder, shall be deemed a final arbitration award that is binding on the Corporation and the Warrantholder, and neither the Corporation nor the Warrantholder shall seek further recourse to courts or other tribunals, other than to enforce such report.  Judgment may be entered to enforce such report in any court of competent jurisdiction.  The Appraiser will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the differential between the fair market values as originally submitted by the Corporation and the Warrantholder to the Appraiser.  For example, should the differential in the fair market values submitted by the parties amount to $1,000 and the Appraiser awards $600 more than the Corporation’s original determination of fair market value, then 60% of the costs of its review would be borne by Corporation and 40% of the costs would be borne by the Warrantholder.  The Fair Market Value determined under this subsection shall be the Fair Market Value for a redemption provided that notice of such redemption is given within sixty (60)  days after such determination is made.  In case the Corporation shall make any payment, dividend or distribution (a “Distribution”) in the form of indebtedness, assets, cash, rights or other property (excluding (i) dividends pursuant to which subsection (A) of Section 12 as applicable and (ii) any Distribution with respect to any shares of Preferred Stock up to the Preferred Stock Investment Amount for such shares of Preferred Stock) on or with respect to any equity securities (or securities exercisable for or convertible into any equity securities) of the Corporation owned of record or beneficially by any member of the KBE Group or any Economic Affiliate between the Issue Date and the date of any determination of the Fair Market Value hereunder (whether by mutual agreement of by the Appraiser), Fair Market Value shall include or take into account the value of any and all such Distributions.

(E)         In the event of a redemption or put of this Warrant pursuant to this Section 11 (including payment in full of the Redemption Price or Put Price, as applicable), this Warrant shall automatically be cancelled and the Warrantholder shall have no further rights under this Warrant.

12.         Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)        Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(B)        Certain Issuances of Corporation Securities.  If the Corporation shall issue any Corporation Securities (other than in a transaction to which subsection (A) of this Section 12 is applicable) without consideration or at a consideration per share of Common Stock (or having a conversion or exercise price per share of Common Stock) that is less than the current Fair Market Value of the Common Stock, in such event:

(i) the number of Shares issuable upon the exercise of this Warrant immediately prior to such issuance (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which Common Stock Equivalents may be exercised or converted) and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which Common Stock Equivalents may be exercised or converted) would purchase at the Fair Market Value on the date of such issuance; and

(ii) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of Corporation Securities shall be deemed to be equal to the sum of the offering price of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any Common Stock Equivalents.  If there is an adjustment to the Initial Number and the Exercise Price in connection with an issuance of a Common Stock Equivalent, then there shall be no further adjustment when Common Stock is issued under such Common Stock Equivalent, unless such Common Stock Equivalent by its terms provides, with the passage of time or otherwise, for any increase or decrease in the exercise or conversion price for or the number of shares of Common Stock issuable under such Common Stock Equivalent, in which case the Exercise Price or the Initial Number shall be recomputed to reflect any such increase or decrease as of the date of exercise or conversion.  Further, if there is no adjustment to the Exercise Price or the Initial Number required in connection with the issuance of a Common Stock Equivalent, then no adjustment to the Initial Number and the Exercise Price shall be required when Common Stock is issued under such Common Stock Equivalent, unless such Common Stock Equivalent by its terms provides, with the passage of time or otherwise, for any increase or decrease in the exercise or conversion price for or the number of shares of Common Stock issuable under such Common Stock Equivalent, in which case the Exercise Price or the Initial Number shall be recomputed to reflect any such increase or decrease as of the date of exercise or conversion.  Without the prior written consent of the Warrantholder, the Corporation agrees that it will not issue to any member of the KBE Group or any Economic Affiliate any equity securities (or securities exercisable for or convertible into any equity securities), including Preferred Stock, other than Corporation Securities and other than Preferred Stock with a liquidation preference equal to no more than the Preferred Stock Investment Amount for such Preferred Stock and which does not accrue or pay any dividends.

(C)        Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 12 shall be made to the nearest one-thousandth (1/1000th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.0001 or one-hundredth (1/100th) of a share of Common Stock.

(D)        Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to the Warrantholder.

(E)         Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Corporation shall take any action which may be necessary, including obtaining regulatory or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

(F)         Adjustment Rules.  Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.         Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

14.         Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Warrant or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby consents to process being served by any party to this Warrant in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 16.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

15.         Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Corporation; provided that this Warrant may not be assigned, conveyed or otherwise transferred by the Corporation without the prior written consent of the Warrantholder.

16.         Notices.  All notices and other communications under this Warrant shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Corporation, to:

Theatre Direct NY, Inc.
1619 Broadway, 9th Floor
New York, NY  10019
Attention: John Gore
Facsimile: (971) 421-5430

With a copy (which shall not constitute notice) to:

Key Brand Entertainment Inc.
10880 Wilshire Boulevard, Suite 870
Los Angeles, CA  90024
Attention: David Bauer Stern, Esq. and Tom McGrath
Facsimile: (310) 446-4930

and

Elkins Kalt Weintraub Reuben Gartside LLP
1800 Century Park East, 7th Floor
Los Angeles, CA  90067
Facsimile: (310) 746-4495
Attention: Frederick W. Gartside, Esq.

If to the Warrantholder, to:

Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431
Facsimile: (561) 998-2974
Attention: Mitchell Rubenstein

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Facsimile: (212) 833-8007
Attention:  S. Scott Parel
Marita A. Makinen

17.         Entire Agreement; Amendments and Waivers.  This Warrant and the Purchase Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof.  This Warrant can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Warrant signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Warrant, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Warrant shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

18.         Counterparts.  This Warrant may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Warrant and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective authorized officers, as of the date first written above.

THEATRE DIRECT NY, INC.

By:	/s/ John Gore
Name:
Title:

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
	Name:	Mitchell Rubenstein
	Title:	Chairman & CEO

[SIGNATURE PAGE TO WARRANT]

[Form of Notice of Exercise]

Date: _________

To: ________________________

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby subscribes for and purchases the number of shares of the Common Stock covered by such Warrant, as set forth below.

[If payment is made by certified or cashier’s check].  The undersigned, in accordance with Section 3 of the Warrant, hereby includes a [certified] [cashier’s check] for the aggregate Exercise Price for such shares of Common Stock.

[If payment is made by wire transfer]  The undersigned, in accordance with Section 3 of the Warrant, hereby certifies that it has paid the aggregate Exercise Price for such shares of Common Stock by wire transfer of immediately available funds to an account designated by the Corporation.

Number of Shares of Common Stock: ____________________

Aggregate Exercise Price: _____________________________________]

Holder:

By:

Name:

Title: